Exhibit 23

Consent of Independent Registered Public Accounting Firm

Interface, Inc. and Subsidiaries

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-10377; No. 333-38675; No. 333-38677; No. 333-93679; No. 333-66956; No. 333-120813; No. 333-135781; No. 333-168373; and No. 333-205949) of Interface, Inc. and Subsidiaries of our reports dated March 1, 2018, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Interface, Inc. and Subsidiaries’ internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Atlanta, Georgia

March 1, 2018